Exhibit 99.1
APPLIED MATERIALS DELIVERS RECORD EARNINGS PER SHARE

•	Generates record orders of $4.24 billion

•	Delivers record EPS of $0.65 and non-GAAP EPS of $0.67

•	Expects record revenue and earnings per share in the second quarter of FY2017

SANTA CLARA, Calif., February 15, 2017 - Applied Materials, Inc. (NASDAQ:AMAT) today reported results for its first quarter ended January 29, 2017.
First quarter new orders were $4.24 billion, up 86 percent year over year. Net sales of $3.28 billion were up 45 percent year over year.
The company recorded first quarter gross margin of 44.1 percent, up 3.5 points year over year. Operating margin grew 8.9 points year over year to 24.6 percent, and diluted earnings per share (EPS) grew by 160 percent year over year to $0.65. On a non-GAAP adjusted basis, first quarter gross margin increased 3.0 points year over year to 45.4 percent, operating margin grew 8.2 points year over year to 26.0 percent, and diluted EPS grew by 158 percent year over year to $0.67.
The company generated $646 million in cash from operations and returned $238 million to shareholders through stock repurchases and cash dividends.
“We set new records for earnings and orders in our first quarter, and 2017 is shaping up to be an outstanding year for Applied Materials,” said Gary Dickerson, President and CEO. “Our inflection-focused innovation strategy is delivering results and we are increasingly confident that we can maintain our trajectory of sustainable growth and raise the ceiling on our performance.”

Quarterly Results Summary

				Change
	Q1 FY2017	Q4 FY2016	Q1 FY2016	Q1 FY2017 vs. Q4 FY2016	Q1 FY2017 vs. Q1 FY2016
	(In millions, except per share amounts and percentages)
New orders	$4,236	$3,032	$2,275	40%	86%
Net sales	$3,278	$3,297	$2,257	(1%)	45%
Gross margin	44.1%	42.4%	40.6%	1.7 points	3.5 points
Operating margin	24.6%	23.6%	15.7%	1.0 points	8.9 points
Net income	$703	$610	$286	15%	146%
Diluted earnings per share	$0.65	$0.56	$0.25	16%	160%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	45.4%	43.7%	42.4%	1.7 points	3.0 points
Non-GAAP adjusted operating margin	26.0%	25.2%	17.8%	0.8 points	8.2 points
Non-GAAP adjusted net income	$732	$722	$302	1%	142%
Non-GAAP adjusted diluted EPS	$0.67	$0.66	$0.26	2%	158%

Applied Materials, Inc.

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Business Outlook
In the second quarter of fiscal 2017, Applied expects net sales to be in the range of $3.45 billion to $3.60 billion; the midpoint of the range would be an increase of approximately 44 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.72 to $0.80; the midpoint of the range would be an increase of approximately 124 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

First Quarter Reportable Segment Information

Semiconductor Systems	Q1 FY2017	Q4 FY2016	Q1 FY2016
	(In millions, except percentages)
New orders	$2,757	$1,833	$1,275
Foundry	41%	64%	38%
DRAM	14%	10%	29%
Flash	37%	16%	22%
Logic and other	8%	10%	11%
Net sales	2,150	2,127	1,373
Operating income	690	667	265
Operating margin	32.1%	31.4%	19.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$736	$713	$312
Non-GAAP adjusted operating margin	34.2%	33.5%	22.7%

Applied Global Services	Q1 FY2017	Q4 FY2016	Q1 FY2016
	(In millions, except percentages)
New orders	$826	$794	$755
Net sales	676	693	606
Operating income	178	193	149
Operating margin	26.3%	27.8%	24.6%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$179	$193	$149
Non-GAAP adjusted operating margin	26.5%	27.8%	24.6%

Applied Materials, Inc.

Display and Adjacent Markets	Q1 FY2017	Q4 FY2016	Q1 FY2016
	(In millions, except percentages)
New orders	$632	$387	$208
Net sales	422	452	254
Operating income	115	103	48
Operating margin	27.3%	22.8%	18.9%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$115	$103	$48
Non-GAAP adjusted operating margin	27.3%	22.8%	18.9%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted to exclude the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; income tax items and certain other discrete adjustments. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks, technology transitions, our business and financial performance and market share positions, our development of new products and technologies, our business outlook for the second quarter of fiscal 2017, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-K and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 29, 2017	October 30, 2016	January 31, 2016
Net sales	$3,278	$3,297	$2,257
Cost of products sold	1,833	1,898	1,341
Gross profit	1,445	1,399	916
Operating expenses:
Research, development and engineering	417	394	374
Marketing and selling	118	114	106
General and administrative	103	114	82
Total operating expenses	638	622	562
Income from operations	807	777	354
Interest expense	38	38	42
Interest and other income, net	2	1	2
Income before income taxes	771	740	314
Provision for income taxes	68	130	28
Net income	$703	$610	$286
Earnings per share:
Basic and diluted	$0.65	$0.56	$0.25
Weighted average number of shares:
Basic	1,078	1,081	1,146
Diluted	1,089	1,093	1,154

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 29, 2017	October 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$3,491	$3,406
Short-term investments	656	343
Accounts receivable, net	2,369	2,279
Inventories	2,281	2,050
Other current assets	297	275
Total current assets	9,094	8,353
Long-term investments	909	929
Property, plant and equipment, net	949	937
Goodwill	3,316	3,316
Purchased technology and other intangible assets, net	527	575
Deferred income taxes and other assets[1]	449	460
Total assets	$15,244	$14,570
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, notes payable and accrued expenses	2,139	2,256
Customer deposits and deferred revenue	1,669	1,376
Total current liabilities	3,808	3,632
Long-term debt[1]	3,125	3,125
Other liabilities	624	596
Total liabilities	7,557	7,353
Total stockholders’ equity	7,687	7,217
Total liabilities and stockholders’ equity	$15,244	$14,570

1 Balances reflect the effects of the retrospective adoption of the authoritative guidance in the first quarter of fiscal 2017, which required debt issuance costs to be presented as a direct reduction from the carrying amount of the related debt liability. These amounts were originally recorded under Other Assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 29, 2017	October 30, 2016	January 31, 2016
Cash flows from operating activities:
Net income	$703	$610	$286
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	97	100	96
Share-based compensation	54	51	54
Excess tax benefits from share-based compensation	(44)	(5)	(10)
Deferred income taxes	25	7	15
Other	9	18	10
Net change in operating assets and liabilities	(198)	16	(244)
Cash provided by operating activities	646	797	207
Cash flows from investing activities:
Capital expenditures	(64)	(88)	(68)
Cash paid for acquisitions, net of cash acquired	—	(11)	—
Proceeds from sales and maturities of investments	286	553	241
Purchases of investments	(589)	(443)	(282)
Cash provided by (used in) investing activities	(367)	11	(109)
Cash flows from financing activities:
Debt repayments, net of issuance costs	—	—	(1,205)
Proceeds from common stock issuances and others	—	44	2
Common stock repurchases	(130)	(171)	(625)
Excess tax benefits from share-based compensation	44	5	10
Payments of dividends to stockholders	(108)	(108)	(115)
Cash used in financing activities	(194)	(230)	(1,933)
Increase (decrease) in cash and cash equivalents	85	578	(1,835)
Cash and cash equivalents — beginning of period	3,406	2,828	4,797
Cash and cash equivalents — end of period	$3,491	$3,406	$2,962
Supplemental cash flow information:
Cash payments for income taxes	$35	$13	$44
Cash refunds from income taxes	$2	$9	$5
Cash payments for interest	$34	$41	$34

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q1 FY2017	Q4 FY2016	Q1 FY2016
New orders	$21	$18	$37

Unallocated net sales	$30	$25	$24
Unallocated cost of products sold and expenses	(152)	(160)	(78)
Share-based compensation	(54)	(51)	(54)
Total	$(176)	$(186)	$(108)
Additional Information

	Q1 FY2017		Q4 FY2016		Q1 FY2016
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	478	317	221	289	369	293
% of Total	11%	10%	7%	9%	16%	13%
Europe	221	209	212	256	156	138
% of Total	5%	6%	7%	8%	7%	6%
Japan	445	235	262	364	109	334
% of Total	11%	7%	9%	11%	5%	15%
Korea	1,029	670	432	632	373	273
% of Total	24%	20%	14%	19%	17%	12%
Taiwan	1,205	1,103	1,170	1,154	534	637
% of Total	28%	34%	39%	35%	23%	28%
Southeast Asia	106	97	84	161	232	87
% of Total	3%	3%	3%	5%	10%	4%
China	752	647	651	441	502	495
% of Total	18%	20%	21%	13%	22%	22%

Employees (In thousands)
Regular Full Time		16.0		15.6	14.6

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 29, 2017	October 30, 2016	January 31, 2016
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,445	$1,399	$916
Certain items associated with acquisitions[1]	42	42	42
Inventory reversals related to restructuring[2]	—	—	(1)
Non-GAAP adjusted gross profit	$1,487	$1,441	$957
Non-GAAP adjusted gross margin	45.4%	43.7%	42.4%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$807	$777	$354
Certain items associated with acquisitions[1]	47	47	48
Acquisition integration costs	1	—	—
Inventory reversals related to restructuring, net[2]	—	—	(1)
Other gains, losses or charges, net[3]	(3)	8	—
Non-GAAP adjusted operating income	$852	$832	$401
Non-GAAP adjusted operating margin	26.0%	25.2%	17.8%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$703	$610	$286
Certain items associated with acquisitions[1]	47	47	48
Acquisition integration costs	1	—	—
Inventory reversals related to restructuring, net[2]	—	—	(1)
Impairment (gain on sale) of strategic investments, net	5	6	(2)
Loss on early extinguishment of debt	—	—	5
Other gains, losses or charges, net[3]	(3)	8	—
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items	(16)	57	(29)
Income tax effect of non-GAAP adjustments[4]	(5)	(6)	(5)
Non-GAAP adjusted net income	$732	$722	$302

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Results for the three months ended January 31, 2016 included a benefit from sales of solar equipment tools for which inventory had been previously reserved.

3
Results for the three months ended October 30, 2016 included a loss of $8 million due to discontinuance of cash flow hedges that were probable not to occur by the end of the originally specified time period.

4	These amounts represent non-GAAP adjustments above multiplied by the effective tax rate within the jurisdictions the adjustments affect.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except per share amounts)	January 29, 2017	October 30, 2016	January 31, 2016
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.65	$0.56	$0.25
Certain items associated with acquisitions	0.04	0.04	0.04
Other gains, losses or charges, net	—	0.01	—
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items	(0.02)	0.05	(0.03)
Non-GAAP adjusted earnings per diluted share	$0.67	$0.66	$0.26
Weighted average number of diluted shares	1,089	1,093	1,154

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 29, 2017	October 30, 2016	January 31, 2016
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$690	$667	$265
Certain items associated with acquisitions[1]	46	46	47
Non-GAAP adjusted operating income	$736	$713	$312
Non-GAAP adjusted operating margin	34.2%	33.5%	22.7%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$178	$193	$149
Acquisition integration costs	1	—	—
Non-GAAP adjusted operating income	$179	$193	$149
Non-GAAP adjusted operating margin	26.5%	27.8%	24.6%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$115	$103	$48
Certain items associated with acquisitions[1]	—	—	—
Non-GAAP adjusted operating income	$115	$103	$48
Non-GAAP adjusted operating margin	27.3%	22.8%	18.9%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.